Exhibit 10.19

FIRST LEASE AMENDMENT

THIS FIRST LEASE AMENDMENT (the “Amendment”) is executed this 18th day of March, 2002 by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership, d/b/a Duke Realty of Indiana Limited Partnership (“Landlord”), and INTERFACE SECURITY SYSTEMS, L.L.C., a Louisiana limited liability company (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into a certain Lease Agreement dated December 20, 2001 (the “Lease”), whereby Tenant leased from Landlord certain premises consisting of approximately 22,920 square feet (the “Leased Premises”) located in Corporate Center I (the “Building”), more commonly known as 3773 Corporate Center Drive, St. Louis, Missouri 63045;

WHEREAS, Tenant desires to take possession of the Leased Premises prior to the Commencement Date; and

WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such early occupancy and other changes to the Lease;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby enter into this Amendment.

1.                                      Incorporation of Recitals.  The above recitals are hereby incorporated into this Amendment as if fully set forth herein.

2.                                      Amendment of Article 1.  Lease of Premises.  Section 1.01 of Article 1 of the Lease is hereby amended as follows:

N.                                    Address for invoices and notices:

Landlord:	Duke Realty Limited Partnership d/b/a Duke Realty of Indiana Limited Partnership 635 Maryville Centre Drive, Suite 200 St. Louis, Missouri 63141-5819

Tenant:	Interface Security Systems, L.L.C. 3773 Corporate Center Drive St. Louis, Missouri 63045

Address for rental and other payments:

Duke Realty Limited Partnership, d/b/a Duke Realty of Indiana Limited Partnership 75 Remittance Drive Suite 3205 Chicago, Illinois 60675-3205

3.                                      Incorporation into Article 2.  Term and Possession.  The following shall be added to Article 2 of the Lease:

Section 2.05.  Early Occupancy.  Landlord will use commercially reasonable efforts to allow Tenant to take possession of the Leased Premises on March 21st, 2002 for fixturing and cabling purposes.  Tenant agrees to coordinate its fixturing and cabling work with the work of Landlord such that Tenant’s work does not interfere with or delay Landlord’s work; provided, however, that neither Landlord nor any of Landlord’s affiliates shall have any responsibility or liability whatsoever for any injury (including death) to persons or loss or damage to any of Tenant’s leasehold improvements, fixtures, equipment or any other materials installed or left in the Leased Premises prior to the Commencement Date.  All of the terms and conditions of the Lease will become effective upon Tenant taking possession of the Leased Premises for the purposes stated in this Section 2.05 except for the payment of Minimum Annual Rent and Additional Rent which will commence on the Commencement Date.

4.                                      Tenant’s Representations and Warranties.  The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Amendment has been taken by Tenant; and (iii) the individual executing and delivering this Amendment on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant.  Tenant, at Landlord’s request, shall provide Landlord with evidence of such authority.

5.                                      Examination of Amendment.  Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

6.                                      Definitions.  Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.

7.                                      Incorporation.  This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

LANDLORD:

DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership,
d/b/a Duke Realty of Indiana Limited Partnership

By:	Duke Realty Corporation,
its general partner

By:	/s/ Ramsey F. Maune
Ramsey F. Maune
Senior Vice President
St. Louis Operations

TENANT:

INTERFACE SECURITY SYSTEMS, L.L.C.,
a Louisiana limited liability company

By:	/s/ Michael J. McLeod

Printed:	Michael J. McLeod

Title:	President & COO

STATE OF Missouri	)
	)	SS:
COUNTY OF St. Charles	)

Before me, a Notary Public in and for said County and State, personally appeared Michael J. McLeod, by me known and by me known to be the President of Interface Security Systems, L.L.C., a Louisiana limited liability company, who acknowledged the execution of the foregoing “First Lease Amendment” on behalf of said limited liability company.

WITNESS my hand and Notarial Seal this 18th day of March, 2002.

/s/ Lori A. Huck
Notary Public

Lori A. Huck
Printed Signature

My Commission Expires: September 12, 2003

My County of Residence: St. Charles